UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported): June 30, 2015

PROPHASE LABS, INC.

(Exact name of Company as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-21617 (Commission File Number)	23-2577138 (I.R.S. Employer Identification No.)

621 N. Shady Retreat Road Doylestown, PA	18901
(Address of principal executive offices)	(Zip Code)

Company's telephone number, including area code: (215) 345-0919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On June 30, 2015, ProPhase Labs, Inc. (the “Company”, “we” or “us”) and Pacific Custom Video Productions Inc. (“PCV”) executed Direct Response Production Agreement (“DRPA”) to produce a series of direct response television commercials for certain dietary supplement products currently in development by the Company. The estimated cost of the commercial development is $300,000. In addition, the Company has agreed pay to PCV a 3% performance incentive in the form of a royalty (aka commission) of net sales collected, as defined in the agreement, of certain dietary supplement products marketed and promoted with PCV.

The description of the DRPA set forth above is qualified in its entirety by the agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated into this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits.

10.1	Direct Response Production Agreement dated June 30, 2015

***

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProPhase Labs, Inc.

By:	/s/ Robert V. Cuddihy, Jr.
Robert V. Cuddihy, Jr
Chief Operating Officer and Chief Financial Officer

Date: July 6, 2015

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Direct Response Production Agreement dated June 30, 2015